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                                                                    Exhibit 3(a)

[GRAPHIC MATERIAL
OMITTED -                MINNESOTA SECRETARY OF STATE        STATE OF MINNESOTA
THE GREAT                                                    DEPARTMENT OF STATE
SEAL OF THE        AMENDMENT TO CERTIFICATE OF ASSUMED NAME         FILED
STATE OF                Minnesota Statutes Chapter 333           MAY 08 2001
MINNESOTA - 1858]                                            /s/ Mary Kiffmeyer
                                                             Secretary of State

Read the directions on reverse side before completing.       Filing Fee: $25.00

The filing of an assumed name does not provide a user with exclusive rights to that name. The filing is required for consumer protection in order to enable consumers to be able to identify the true owner of a business.

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK FOR RECORDING PURPOSES.

1. State the exact assumed name under which the business is or will be conducted: one business name per application

          ALLETE (no name change.)
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2. State the address of the principal place of business.

          30 West Superior Street             Duluth       MN          55802
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   Street                                      City       State       Zip code
   (A complete street address or rural route and rural route box number is required; the address cannot be a P.O. Box.)

3. List the name and complete street address of all persons conducting business under the above Assumed Name. Attach additional sheet(s) if necessary. If the business owner is a corporation or other business entity, list the legal name and registered office address.

   Name (please print)         Street           City       State        Zip

ALLETE, Inc.           30 West Superior Street  Duluth      MN         55802
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4. This  certificate  is an  amendment  of  Certificate  of Assumed  name number
   0240576       originally filed on        August 8, 2000        under the name
---------------                       --------------------------

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(List the previous name only if you are amending that name.)

5. I certify that I am authorized to sign this certificate and I further certify that I understand that by signing this certificate, I am subject to the penalties of perjury as set forth in Minnesota Statutes section 609.48 as if I had signed this certificate under oath.

                    /s/ Philip R. Halverson
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                    Signature(ONLY one person listed in #3 is required to sign.)


    May 8, 2001     Philip R. Halverson, Vice President, Secretary and
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    Date            Print Name and Title                 General Counsel

                    Ingrid Kane-Johnson                (218) 720-2534
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                    Contact Person                     Daytime Phone Number

05920882   Rev. 11/98